Exhibit 4.2

                              MIKRON INFRARED, INC.

                              AMENDED AND RESTATED

                          OMNIBUS STOCK INCENTIVE PLAN


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                                TABLE OF CONTENTS

                                                                            Page

1. THE PLAN ...............................................................    1

   1.1  Introduction, Purpose; Coordination ...............................    1

        1.1.1  Introduction ...............................................    1

        1.1.2  Purpose ....................................................    1

        1.1.3  Coordination ...............................................    1

   1.2  Administration and Authorization; Power and Procedure;
        Indemnification ...................................................    1

        1.2.1  Committee ..................................................    1

        1.2.2  Plan Awards; Interpretation; Powers of Committee ...........    1

        1.2.3  Binding Determinations .....................................    3

        1.2.4  Reliance on Experts ........................................    3

        1.2.5  Committee Action; Delegation ...............................    3

        1.2.6  No Liability ...............................................    3

        1.2.7  Indemnification ............................................    3

   1.3  Participation .....................................................    4

   1.4  Shares Available for Awards; Share Limits .........................    4

        1.4.1  Shares Available ...........................................    4

        1.4.2  Share Limits ...............................................    4

        1.4.3  Share Reservation; Replenishment and Reissue of
               Unvested Awards ............................................    4

   1.5  Grant of Awards ...................................................    5

   1.6  Award Period ......................................................    5

   1.7  Limitations on Exercise and Vesting of Awards .....................    5

        1.7.1  Provisions for Exercise ....................................    5

        1.7.2  Procedure ..................................................    5

        1.7.3  Fractional Shares/Minimum Issue ............................    5

   1.8  No Transferability; Limited Exception to Transfer Restrictions ....    5

        1.8.1  Limit On Exercise and Transfer .............................    5

        1.8.2  Further Exceptions to Limits On Transfer.: .................    6

2. OPTIONS ................................................................    6

   2.1  Grants ............................................................    6

   2.2  Option Price ......................................................    6


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

        2.2.1  Pricing Limits .............................................    6

        2.2.2  Payment Provisions .........................................    6

        2.2.3  Acceptance of Notes to Finance Exercise ....................    7

   2.3  Limitations on Grant and Terms of Incentive Stock Options .........    8

        2.3.1  $100,000 Limit .............................................    8

        2.3.2  Other Code Limits ..........................................    8

        2.3.3  ISO Notice of Sale Requirement .............................    8

   2.4  Option Repricing/Cancellation and Regrant/Waiver of Restrictions ..    9

   2.5  Options and Rights in Substitution for Stock Options Granted by
        Other Corporations ................................................    9

   2.6  Limits on 10% Holders .............................................    9

   2.7  Restrictions on Transfer ..........................................    9

3. STOCK APPRECIATION RIGHTS (INCLUDING LIMITED STOCK APPRECIATION
   RIGHTS) ................................................................    9

   3.1  Grants ............................................................    9

   3.2  Exercise of Stock Appreciation Rights .............................   10

        3.2.1  Exercisability .............................................   10

        3.2.2  Effect on Available Shares .................................   10

        3.2.3  Stand-Alone SARs ...........................................   10

        3.2.4  Proportionate Reduction ....................................   10

   3.3  Payment ...........................................................   10

        3.3.1  Amount .....................................................   10

        3.3.2  Form of Payment ............................................   10

   3.4  Limited Stock Appreciation Rights .................................   11

4. RESTRICTED STOCK AWARDS ................................................   11

   4.1  Grants ............................................................   11

   4.2  Restrictions ......................................................   11

        4.2.1  Pre-Vesting Restraints .....................................   11

        4.2.2  Dividend and Voting Rights .................................   11

        4.2.3  Cash Payments ..............................................   12

   4.3  Return to the Company .............................................   12


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

5. PERFORMANCE SHARE AWARDS AND STOCK BONUSES .............................   12

   5.1  Grants of Performance Share Awards ................................   12

   5.2  Grants of Stock Bonuses ...........................................   12

   5.3  Deferred Payments .................................................   12

6. OTHER PROVISIONS .......................................................   13

   6.1  Rights of Eligible Persons, Participants and Beneficiaries ........   13

        6.1.1  Employment Status ..........................................   13

        6.1.2  No Employment Contract .....................................   13

        6.1.3  Plan Not Funded ............................................   13

        6.1.4  Charter Documents ..........................................   13

   6.2  Effects of Termination of Employment; Termination of Subsidiary
        Status; Discretionary Provisions ..................................   14

        6.2.1  Dismissal for Cause ........................................   14

        6.2.2  Resignation ................................................   14

        6.2.3  Layoff or Other Involuntary Termination ....................   14

        6.2.4  Death, Disability, or Retirement ...........................   14

        6.2.5  Events Not Deemed a Termination of Employment ..............   15

        6.2.6  Effect of Change of Subsidiary Status ......................   15

        6.2.7  Committee Discretion .......................................   15

        6.2.8  Termination of Consulting or Affiliate Services ............   15

   6.3  Adjustments; Acceleration .........................................   16

        6.3.1  Adjustments ................................................   16

        6.3.2  Acceleration of Awards Upon Change in Control ..............   16

        6.3.3  Possible Early Termination of Accelerated Awards ...........   17

        6.3.4  Possible Rescission of Acceleration ........................   17

        6.3.5  Golden Parachute Limitations ...............................   17

   6.4  Compliance with Laws ..............................................   18

        6.4.1  General ....................................................   18

        6.4.2  Compliance with Securities Laws ............................   18

        6.4.3  Required Consents and Legends ..............................   19


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

   6.5  Tax Withholding ...................................................   19

        6.5.1  Tax Withholding ............................................   19

   6.6  Plan Amendment, Termination and Suspension ........................   20

        6.6.1  Board Authorization ........................................   20

        6.6.2  Shareholder Approval .......................................   20

        6.6.3  Amendments to Awards .......................................   20

        6.6.4  Limitations on Amendments to Plan and Awards ...............   20

        6.6.5  Accounting Changes .........................................   21

   6.7  Privileges of Stock Ownership .....................................   21

   6.8  Effective Date of the Plan ........................................   21

   6.9  Term of the Plan ..................................................   21

   6.10 Governing Law/Construction/Severability ...........................   21

        6.10.1 Choice of Law ..............................................   21

        6.10.2 Severability ...............................................   21

   6.11 Captions ..........................................................   21

   6.12 Non-Exclusivity of Plan ...........................................   22

   6.13 No Restriction on Corporate Powers ................................   22

   6.14 Effect on Other Benefits ..........................................   22

7. DEFINITIONS ............................................................   22


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                              MIKRON INFRARED, INC.

                              AMENDED AND RESTATED

                          OMNIBUS STOCK INCENTIVE PLAN

1.    The Plan

1.1   Introduction, Purpose; Coordination.

      1.1.1 Introduction. The Board adopted the Company's Omnibus Stock Incentive Plan on May 3, 1999, subject to the approval of the Company's Shareholders. On August 20, 1999, the Company's shareholders ratified the Board's action and the Plan became effective on that date. This amendment and restatement of the Plan was adopted by the Board on March 25, 2003 and will become effective on the date the Company's shareholders ratify such adoption.

      1.1.2 Purpose. The purpose of this Plan is to promote the success of the Company and the interests of its shareholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company. Capitalized terms used herein are defined in Section 7.

      1.1.3       Coordination. Subject to the provisions of Sections 6.6.3 and
                  6.6.4 of this Plan, all options granted pursuant to this Plan prior to the Effective Date of the amendment and restatement hereof shall be governed from and after such Effective Date by the terms and conditions of this Plan as so amended and restated.

1.2   Administration and Authorization; Power and Procedure; Indemnification.

      1.2.1 Committee. Except as otherwise provided herein, the Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to members of the Board who are not employees of the Company) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein. To the extent any Award is made to an "officer" (as defined for purposes of Rule 16a-1(f) under the Exchange Act) or director of the Company, the Award shall be made by the full Board or a committee or subcommittee of the Board composed of at least two non-employee directors (as defined in Rule 16b-3 under the Exchange Act).

      1.2.2 Plan Awards; Interpretation; Powers of Committee. The Committee will have the authority, subject to the express provisions of this Plan and any express limitations on the delegated authority of the Committee, unless otherwise provided in an Award Agreement to:


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                  (a)   determine eligibility and the particular Eligible
                        Persons who will receive Awards;

                  (b) grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards will become exercisable or will vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

                  (c) approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

                  (d) construe and interpret this Plan and any Award or other agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                  (e) in its absolute discretion, subject to any required consent under Section 6.6, (i) amend any outstanding Award or Award Agreement in any respect, whether or not the rights of the recipient of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or reflect a change in the recipient's circumstances and (ii) determine whether, to what extent and under what circumstances and method or methods (A) Awards may be (1) settled in cash, shares of Common Stock, other securities, other Awards or other property or (2) canceled, forfeited or suspended, (B) shares of Common Stock, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the recipient thereof or of the Committee and (C) Awards may be settled by the Company or any of its designees, provided that the Committee may not amend the terms of any outstanding Award without shareholder approval, unless such amendment is a result of a recipient's termination from employment due to retirement, death, disability or a Change in Control Event;

                  (f) accelerate or extend the exercisability or extend the term of any or all outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and

                  (g) make all other determinations and take such other action as contemplated


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                        by this Plan or as may be necessary or advisable for the
                        administration of this Plan and the effectuation of its purposes.

      1.2.3 Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

      1.2.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company.

      1.2.5 Committee Action; Delegation. Actions of the Committee may be taken by the vote of a majority of its members. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

      1.2.6 No Liability. No director, officer or agent of the Company will be liable for any action, omission or decision under the Plan taken, made or omitted in good faith.

      1.2.7 Indemnification. No member of the Board or the Committee or any employee of the Company (each such person a "Covered Person") shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful misconduct. The


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                  foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Restated Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

1.3 Participation. Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee so determines.

1.4   Shares Available for Awards; Share Limits.

      1.4.1 Shares Available. Subject to the provisions of Section 6.3, the capital stock that may be delivered under this Plan will be shares of the Company's authorized but unissued Common Stock and any of its shares of Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

      1.4.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan will not exceed 978,000 shares (the "Share Limit"). The maximum number of shares subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any one individual will be limited to 50,000 shares and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan to any one individual will be 50,000 shares. Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.4 and
                  Section 6.3.

      1.4.3 Share Reservation; Replenishment and Reissue of Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of shares of Common Stock issuable at any time pursuant to such Award, plus
                  (b) the number of shares of Common Stock that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (c) the maximum number of shares of Common Stock that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares of Common Stock that are subject to or underlie Awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, will again, except to the extent prohibited by law or the terms of this Plan, be available for subsequent Awards under this Plan. Shares of Common Stock issued pursuant to the terms hereof (including shares of Common Stock offset in satisfaction of applicable withholding taxes or the exercise price of an Award) shall reduce on a share-for-share basis the number of shares of Common Stock remaining available under this Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.


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1.5   Grant of Awards. Subject to the express provisions of this Plan, the
      Committee will determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2.2, the specific objectives, goals and business criteria that further define the terms of the performance share award. Each Award will be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant.

1.6 Award Period. Any Option, SAR, warrant or similar right shall expire and any other Award shall either vest or be forfeited not more than 10 years after the date of grant; provided, however, that any payment of cash or delivery of stock pursuant to an Award may be delayed until a future date if specifically authorized by the Committee in writing; provided further that each Award will be subject to earlier termination as provided in or pursuant to Sections 6.2 and 6.3 of this Plan.

1.7   Limitations on Exercise and Vesting of Awards.

      1.7.1 Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award will be exercisable or will vest until at least six months after the initial Award Date, and once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award.

      1.7.2 Procedure. Any exercisable Award will be deemed to be exercised when the Company receives written notice of such exercise from the Participant (on a form and in such manner as may be required by the Committee), together with any required payment made in accordance with Section 2.2.2 and Section 6.5 and any written statement required pursuant to Section 6.4 of this Plan.

      1.7.3 Fractional Shares/Minimum Issue. Fractional share interests will be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.8   No Transferability; Limited Exception to Transfer Restrictions.

      1.8.1 Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Award Agreement, as the same may be amended:

                  (a) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

                  (b)   Awards will be exercised only by the Participant; and


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                  (c)   amounts payable or shares issuable pursuant to an Award
                        will be delivered only to (or for the account of) the Participant.

                  In addition, the shares shall be subject to the restrictions in the applicable Award Agreement.

      1.8.2 Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.8.1 will not apply to:

                  (a)   transfers to the Company;

                  (b) the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

                  (c) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant's duly authorized legal representative.

                  Notwithstanding anything else in this Section 1.8.2 to the contrary, Incentive Stock Options and Restricted Stock Awards will be subject to any and all transfer restrictions under the Code applicable to such awards.

2.    Options.

2.1 Grants. One or more Options may be granted under this Plan to any Eligible Person. Each Option granted will be designated in the applicable Award Agreement, by the Committee, as either an Incentive Stock Option, subject to Section 2.3, or a Nonqualified Stock Option. To the extent required to satisfy applicable securities laws, no Option (except an Option granted to an officer or director of the Company) shall become vested at a rate of less than 20% per year over five years after the date the Option is granted.

2.2   Option Price.

      2.2.1       Pricing Limits. Subject to the following provisions of this
                  Section 2.2.1, the purchase price per share of the Common Stock covered by each Option will be determined by the Committee at the time of grant of the Award. In no case will such purchase price be less than 85% of Fair Market Value of the Common Stock on the date of grant. In the case of Incentive Stock Options, the exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. In the case of an Option (incentive or nonqualified) granted to a Participant described in Section 2.6, the exercise price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant.

      2.2.2 Payment Provisions. The purchase price of any shares of Common Stock purchased on exercise of an Option granted under this Plan will be paid in full at the time of each purchase in one or a combination of the following methods:


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                  (a)   in cash or by electronic funds transfer;

                  (b) by certified or cashier's check payable to the order of the Company;

                  (c) by notice and third party payment in such manner as may be authorized by the Committee;

                  (d) subject to the proviso below, by the delivery of shares of Common Stock already owned by the Participant, provided the Committee may in its absolute discretion limit the Participant's ability to exercise an Option by delivering previously owned shares, and any shares of Common Stock delivered that were initially acquired from the Company upon exercise of a stock option must have been owned by the Participant at least six (6) months as of the date of delivery; or

                  (e) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 2.2.3.

                  Shares of Common Stock used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor, and all related withholding obligations under Section 6.5 and other conditions to exercise have been satisfied.

      2.2.3 Acceptance of Notes to Finance Exercise. The Company may, with the Committee's approval in each specific case, accept one or more notes from any Eligible Person in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

                  (a) The principal of the note shall not exceed the amount required to be paid to the Company upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Company in consideration of such exercise or receipt.

                  (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five years.

                  (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code.

                  (d) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the


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                        Exchange Act, the unpaid balance shall become due and
                        payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions in securities of this Company) by the Participant subsequent to such termination.

                  (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

                  (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations, including those of the Federal Reserve Board and under the New Jersey Business Corporation Act, as then in effect.

2.3   Limitations on Grant and Terms of Incentive Stock Options.

      2.3.1 $100,000 Limit. To the extent that the aggregate "Fair Market Value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the "Fair Market Value" of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

      2.3.2 Other Code Limits. Incentive Stock Options may only be granted to employees of the Company or a Subsidiary that satisfies the other eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

      2.3.3 ISO Notice of Sale Requirement. Any Participant who exercises an Incentive Stock Option shall give prompt written notice to the Company of any sale or other transfer of the shares of Common Stock acquired within one year after the exercise date or two years after the Award Date.

2.4 Option Repricing/Cancellation and Regrant/Waiver of Restrictions. Subject to Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, or the restrictions upon or the term of, an Award granted under this Plan by cancellation of an outstanding Option and a subsequent regranting of the Option, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price that is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares of Common Stock subject to the Award, or provide for a longer or shorter vesting or exercise period.

2.5 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

2.6 Limits on 10% Holders. No Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding stock of the Company (or a parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or a parent or subsidiary of the Company), unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and, in the case of an Incentive Stock Option grated to such a person, such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.7 Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

3.    Stock Appreciation Rights (Including Limited Stock Appreciation Rights).

3.1 Grants. The Committee may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2   Exercise of Stock Appreciation Rights.

      3.2.1 Exercisability. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

      3.2.2 Effect on Available Shares. To the extent that a Stock Appreciation Right is exercised, only the actual number of delivered shares of Common Stock will be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant will, however, be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

      3.2.3 Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

      3.2.4 Proportionate Reduction. If an SAR extends to less than all the shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

3.3   Payment.

      3.3.1 Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive, subject to Section 6.5, payment of an amount determined by multiplying:

                  (a) the difference (which shall not be less than zero) obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

                  (b) the number of shares with respect to which the Stock Appreciation Right has been exercised.

      3.3.2 Form of Payment. The Committee, in its sole discretion, will determine the form in which payment will be made of the amount determined under Section 3.3.1 above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, but the Committee will have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election will be subject to such conditions as the Committee may impose.

3.4 Limited Stock Appreciation Rights. The Committee may grant to any Eligible Person

      Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event ("Limited SARs") and such Limited SARs may relate to or operate in tandem or combination with, or substitution for, Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon or equal to the Fair Market Value of the Common Stock during a specified period or at a specified time within a specified period before, after or including the date of such event.

4.    Restricted Stock Awards.

4.1 Grants. The Committee may grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) to be paid by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions will not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Company or by a third party designated by the Committee until the restrictions on such shares have lapsed and the shares have vested in accordance with the provisions of the Award and
      Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurances and documents as the Committee may require to enforce the restrictions.

4.2   Restrictions.

      4.2.1 Pre-Vesting Restraints. Except as provided in Sections 4.1 and 1.8, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

      4.2.2 Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award will be entitled to cash dividend and voting rights for all shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

      4.2.3 Cash Payments. If the Participant has paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify whether and to what extent such cash will be returned (with or without an earnings factor) as to any restricted shares that cease to be eligible for vesting.

4.3 Return to the Company. Unless the Committee otherwise expressly provides, Restricted Shares that remain subject to restrictions at the time of termination of employment, or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement, will not vest and will be returned to the Company in such manner and on such terms as the Committee provides.

5.    Performance Share Awards and Stock Bonuses.

5.1 Grants of Performance Share Awards. The Committee may grant Performance Share Awards to Eligible Employees based upon such factors as the Committee deems relevant in light of the specific type and terms of the award. An Award Agreement will specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant will be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 10 years (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee may determine.

5.2 Grants of Stock Bonuses. The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded will be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

5.3 Deferred Payments. The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral will be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

6.    Other Provisions.

6.1   Rights of Eligible Persons, Participants and Beneficiaries.

      6.1.1 Employment Status. Status as an Eligible Person will not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

      6.1.2 No Employment Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 6.1.2, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

      6.1.3 Plan Not Funded. Awards payable under this Plan will be payable in shares of Common Stock or from the general assets of the Company, and (except as provided in Section 1.4.3) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

      6.1.4 Charter Documents. The Certificate of Incorporation and By-Laws of the Company, as either of them may lawfully be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the voting or transfer of Common Stock) or priorities, rights and preferences as to securities and interests prior in rights to the Common Stock. To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Awards and are incorporated herein by this reference.

6.2 Effects of Termination of Employment; Termination of Subsidiary Status; Discretionary Provisions.

      6.2.1 Dismissal for Cause. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if a Participant is terminated by the Company for Cause, his or her Option will terminate on the Severance Date, whether or not then vested and/or exercisable.

      6.2.2 Resignation. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section
                  1.6 or 6.3, if a Participant resigns (other than because of a Total Disability or Retirement):

                  (a) the Participant will have until the date that is 60 days after the Severance Date to exercise his or her Option (or portion thereof) to the extent that it was vested on the Severance Date;

                  (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date; and

                  (c) the Option, to the extent not exercised, shall terminate at the close of business on the last day of the 60-day period.

      6.2.3 Layoff or Other Involuntary Termination. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if a Participant is laid off or otherwise terminated at the will of the Company (other than in circumstances constituting a termination because of Total Disability, Retirement, or a termination by the Company for Cause):

                  (a)   the Participant will have until the date which is three
                        (3) months after the Severance Date to exercise his or her Option (or portion thereof) to the extent that it was vested on the Severance Date;

                  (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date; and

                  (c) the Option, to the extent not exercised, shall terminate at the close of business on the last day of the 3-month period.

      6.2.4 Death, Disability, or Retirement. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if a Participant's employment by the Company terminates as a result of Total Disability or death, or the Participant's Retirement:

                  (a) the Participant (or his or her Personal Representative or Beneficiary, in the case of the Participant's Total Disability or death, respectively), will have until the date that is 12 months after the Severance Date to exercise the Participant's Option (or portion thereof) to the extent that it was vested on the Severance Date;

                  (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date; and

                  (c) the Option, to the extent not exercised, shall terminate at the close of business on the last day of the 12-month period.

      6.2.5 Events Not Deemed a Termination of Employment. Unless Company policy or the Committee otherwise provides, a Participant's employment relationship with the Company shall not be considered terminated solely due to any sick leave, military leave, or any other leave of absence, authorized by the Company or the Committee. Any Award held by any Eligible Person on approved leave of absence shall continue to vest, unless the Committee or Company otherwise provides in connection with the Award, the particular leave or by Company policy. In no event shall an Option be exercised after the expiration of the term set forth in the Award Agreement or the termination of the Option in accordance with Section 6.3.

      6.2.6 Effect of Change of Subsidiary Status. For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary, a termination of employment will be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

      6.2.7 Committee Discretion. Notwithstanding the foregoing provisions of this Section 6.2, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than a discharge for Cause, the Committee may increase the portion of the Participant's Option available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Sections 1.6 and 6.3, extend the exercisability period upon such terms as the Committee determines and expressly sets forth in or by amendment to the Award Agreement.

      6.2.8 Termination of Consulting or Affiliate Services. If the Participant is not an Eligible Employee or a director of the Company, and provides services as an Other Eligible Person, the Committee shall be the sole judge of whether the Participant continues to render services to the Company, unless a contract or the Award otherwise provides. If in these circumstances the Committee notifies the Participant in writing that a termination of services of the Participant for purposes of this Plan has occurred, then (unless the contract or Award otherwise expressly provides), the Participant's termination of services for purposes of this Plan shall be the date which is 10 days after the Committee's mailing of the notice or, in the case of a termination for Cause, the date of the mailing of the notice.

6.3   Adjustments; Acceleration.

      6.3.1 Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution ("spin-off") in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Company as an entirety ("asset sale"); then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

                  (a) in any of such events, proportionately adjust any or all of (1) the number of shares of Common Stock or the number and type of other securities that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this
                        Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price of any or all outstanding Awards, (4) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or
                        (5) the performance standards appropriate to any outstanding Awards, or

                  (b) in the case of a reclassification, recapitalization, merger, consolidation, combination, or other reorganization, spin-off or asset sale, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

                  In this context, the Committee may not make adjustments that would disqualify Options as Incentive Stock Options without the written consent of holders of Incentive Stock Options materially adversely affected thereby. In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.

      6.3.2       Acceleration of Awards Upon Change in Control. Subject to
                  Section 6.3.5, immediately prior to the occurrence of a Change in Control Event:

                  (a) each Option and Stock Appreciation Right shall automatically accelerate and shall become immediately vested and exercisable,

                  (b) all issued and outstanding shares of Restricted Stock shall immediately vest free of restrictions, and

                  (c) each Performance Share Award shall become immediately payable to the Participant.

                  However, an outstanding Option of Stock Appreciation Right shall not become exercisable on such an accelerated basis, any outstanding shares of Restricted Stock shall not immediately vest free of restrictions and any Performance Share

                  Award shall not become immediately payable to the Participant, if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect after the occurrence of the Change in Control Event or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control Event on any shares underlying the Award which are not otherwise at that time exercisable or issuable and which provides for subsequent payout of that spread no later than the same exercise/vesting schedule applicable to the Award or
                  (iii) the acceleration of such Award is subject to other limitations imposed by the Committee at the time of the grant thereof. Any acceleration of Awards will comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances otherwise require, may be deemed by the Committee to occur (subject to Sections 6.3.4 and 6.3.5) not greater than 30 days before or only upon the consummation of the event.

      6.3.3 Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Common Stock under this Plan has been fully accelerated as permitted by Section 6.3.2 but is not exercised in connection with or prior to (a) a dissolution of the Company, (b) an event described in Section
                  6.3.1 that the Company does not survive, or (c) the consummation of a Change in Control Event approved by the Board, the Option or right shall terminate if the Board or the Committee has expressly provided through a plan of reorganization or otherwise for the substitution, assumption, exchange or other settlement of the Award. If the exercisability of an Award has been timely accelerated in any of the circumstances in (a) through (c) above but the Award is not exercised and no provision has been made for a substitution, assumption, exchange or other settlement, the Award shall terminate upon the occurrence of the event.

      6.3.4 Possible Rescission of Acceleration. If the vesting of an Option has been accelerated in anticipation of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Options.

      6.3.5 Golden Parachute Limitations. Unless otherwise specified in an Award Agreement or otherwise authorized by the Board in the specific case, no Award will be accelerated under this Plan to an extent or in a manner that would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor will any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a holder would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the holder may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied any federal income tax deductions for any "parachute payments" because of Section 280G of the Code.

6.4   Compliance with Laws.

      6.4.1 General. This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws, and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. In addition, any securities delivered under this Plan may be subject to any special restrictions that the Committee may require to preserve a pooling of interests under generally accepted accounting principles. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. The Company shall deliver annually to Participants such financial statements of the Company as are required to satisfy applicable securities laws.

      6.4.2 Compliance with Securities Laws. No Participant shall sell, pledge or otherwise transfer shares of Common Stock acquired pursuant to an Award or any interest in such shares except in accordance with the express terms of this Plan and the applicable Award Agreement. Any attempted transfer in violation of this Section 6.4 shall be void and of no effect. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of shares of Common Stock acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws and unless and until:

                  (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) such disposition is made in accordance with Rule 144 under the Securities Act; or

                  (c) such Participant notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, furnishes to the Company an opinion of counsel acceptable to the Company's counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.

                  Notwithstanding anything else herein to the contrary, the Company has no obligation to register the Common Stock or file any registration statement under either federal or state securities laws, nor does the Company make any representation concerning the likelihood of a public offering of the Common Stock or any other securities of the Company.

      6.4.3 Required Consents and Legends. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

6.5   Tax Withholding.

      6.5.1 Tax Withholding. Upon any exercise, vesting, or payment of any Option or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of
                  Section 422 of the Code, the Company shall have the right at its option to:

                  (a) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Option event or payment;

                  (b) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment; or

                  (c) reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire) the appropriate number of shares of Common Stock, valued at their then Fair Market Value, to satisfy such withholding obligation.

                  The Committee may in its sole discretion (subject to Section 6.4) grant (either at the time of grant of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company utilize the withholding offset under clause (c) above.

                  In no event will the vale of shares withheld under (c) above exceed the minimum amount of required withholding under applicable law.

      6.5.2 Tax Loans. If so provided in the Award Agreement or otherwise authorized by the Committee, the Company may, to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes that the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in Section 6.5.1. Such a loan will be for a term not greater than nine months and at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law, may establish. Such a loan need not otherwise comply with the provisions of Section 2.2.3.

6.6   Plan Amendment, Termination and Suspension.

      6.6.1 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify, restate and/or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

      6.6.2 Shareholder Approval. Any amendment to this Plan shall be subject to shareholder approval to the extent then required under Section 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board.

      6.6.3 Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution
                  (a) may waive conditions of or limitations on Awards to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (b) may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award, provided that changes contemplated by Section 6.3 or Section 6.6.5 will not be deemed to constitute changes or amendments for purposes of this Section 6.6.

      6.6.4 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.3 or Section 6.6.5 will not be deemed to constitute changes or amendments for purposes of this Section 6.6.

      6.6.5 Accounting Changes. Notwithstanding the foregoing provisions of this Section 6.6.3 or Section 6.6.4, if the accounting treatment under generally accepted accounting principles of any Options granted hereunder would be materially more adverse to the Company than anticipated at the time of approval of this Plan or the Options (including, without limitation, if any Option(s) would render pooling accounting unavailable to the Company with respect to any transaction that would, in the absence of such Option(s), be accounted for as a pooling of interests transaction) because of a change in those principles or the interpretation or application thereof by the Company's independent accountants, the Committee may, in the exercise of its discretion and without the consent of the Participant, amend the terms of such Options to the extent the Committee deems necessary to eliminate such effect.

6.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

6.8 Effective Date of the Plan. This Amended and Restated Omnibus Stock Incentive Plan shall become effective on the date of its approval by the Company's shareholders (the Effective Date").

6.9 Term of the Plan. Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the 10th anniversary of the Effective Date (the "Termination Date"). No Awards may be granted under this Plan after the Termination Date. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the Termination Date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the Termination Date.

6.10  Governing Law/Construction/Severability.

      6.10.1 Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the state of New Jersey.

      6.10.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect provided that the essential economic terms of this Plan and any Award can still be enforced.

6.11 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12 Non-Exclusivity of Plan. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

6.13 No Restriction on Corporate Powers. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

6.14 Effect on Other Benefits. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements. Awards under this Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plan.

7.    Definitions.

"Award" means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Performance Share Award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

"Award Agreement" means any writing setting forth the terms of an Award that has been authorized by the Committee.

"Award Date" means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the grant of the Award.

"Beneficiary" means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

"Board" means the Board of Directors of the Company.

"Cause" means:

      (a) any act of theft, embezzlement, fraud, dishonesty, gross negligence, repeated failure to perform assigned duties, a breach of fiduciary duty to the Company or a breach of or deliberate disregard of the applicable law or Company policy;

      (b) the unauthorized disclosure of any trade secrets or confidential information of the Company;

      (c)   unfair competition with the Company;

      (d) inducement of any customer of the Company to break any contract with the Company; or

      (e) inducement of any principal for whom the Company acts as agent to terminate such agency relationship.

      Solely for the purpose of this Plan, a termination of services for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Board or Committee) only if the Company delivers notice to the Participant of Cause upon or before a termination of employment and shall be final in all respects on the date the Participant's service is terminated. For purposes of this definition, the Company includes any affiliate of the Company.

"Change in Control Event" means any of the following:

      (a) Approval by the shareholders of the Company of the dissolution or liquidation of the Company;

      (b) Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company's business and/or assets as an entirety to, one or more entities that are not Subsidiaries or other affiliates of the Company (a "Business Combination"), unless (1) as a result of the Business Combination more than 50% of the outstanding voting power generally in the election of directors of the surviving or resulting entity or a parent thereof (the "Successor Entity") immediately after the reorganization are, or will be, owned, directly or indirectly, by holders of the Company's voting securities immediately before the Business Combination; and (2) no Person (excluding the Successor Entity or an Excluded Person) beneficially owns, directly or indirectly, more than 50% of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (3) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

      (c) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than an Excluded Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company, other than as a result of (1) an acquisition directly from the Company, (2) an acquisition by the Company, (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the

            Company or a Successor Entity, or (4) an acquisition by an entity pursuant to a transaction which is expressly excluded under clause
            (b) above.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Commission" means the Securities and Exchange Commission.

"Committee" means a committee of the Board to be drawn solely from members of the Board who are "non-employee directors" (as defined in Rule 16b-3 under the Exchange Act).

"Common Stock" means the shares of the Company's Common Stock, $0.003 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.3 of this Plan.

"Company" means Mikron Infrared, Inc., a New Jersey corporation, together with its subsidiaries, and its successors.

"Consent" as used in Section 6.4.3 with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) or any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency and (d) any and all consents required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

"Covered Person" shall have the meaning attributed to such term in Section 1.2.7 of this Plan.

"Eligible Employee" means an officer (whether or not a director) or employee of the Company.

"Eligible Person" means an Eligible Employee, or any Other Eligible Person, as determined by the Committee.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Excluded Person" means (a) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (b) the Company, (c) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity, or (d) any person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 25% of the Common Stock on the Effective Date (or an affiliate, successor, heir, descendant, or related party of or to such person).

"Fair Market Value" on any date means:

      (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the New York

            City Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares;

      (b) if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ Stock Market or a similar organization if the NASD is no longer reporting such information;

      (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Stock Market, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or

      (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Stock Market and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

      Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

"Incentive Stock Option" means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of that contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

"Nonqualified Stock Option" means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

"Option" means an option to purchase Common Stock granted under this Plan. The Committee will designate any Option granted to an employee of the Company or a Subsidiary as a Nonqualified Stock Option or an Incentive Stock Option.

"Other Eligible Person" means any director of, or any individual consultant or advisor or agent who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to, the Company, and who (to the extent provided in the next sentence) is selected to participate in this Plan by the Committee. A person who is neither an employee, officer, nor director who provides bona fide services to the Company may be selected as an Other Eligible Person only if such person's participation in this Plan would not adversely affect (a) the Company's eligibility to use Form S-8 to register under the Securities Act, the offering of shares issuable under this Plan by the Company, or (b) the Company's compliance with any other applicable laws.

"Participant" means an Eligible Person who has been granted and holds an Award under this Plan.

"Performance Share Award" means an Award of a right to receive shares of Common Stock under Section 5.1, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

"Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

"Plan" means this Mikron Infrared, Inc. Amended and Restated Omnibus Incentive Plan, as it may hereafter be amended from time to time.

"Plan Action" shall have the meaning attributed to such term in Section 6.4.3 of this Plan.

"Restricted Shares" or "Restricted Stock" means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

"Retirement" means retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining (a) age 60 with ten or more years of employment with the Company, or (b) age 65.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Severance Date" means the date of a Participant's termination of employment with the Company for any reason whatsoever.

"Stock Appreciation Right" or "SAR" means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

"Stock Bonus" means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

"Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

"Total Disability" means a "total and permanent disability" within the meaning of Section 22(e)(3) of the Code and, with respect to Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Committee may include.


                                       27